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Provident Bancorp, Inc.

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April 17, 2018
Dear Fellow Shareholder:
You are cordially invited to attend the 2018 annual meeting of shareholders of Provident Bancorp, Inc. The meeting will be held at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts 01952 on May 17, 2018 at 3:30 p.m., local time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of the Company, as well as a representative of Whittlesey PC, the Company’s independent registered public accounting firm, are expected to be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.
We look forward to seeing you at the meeting.
Sincerely,
David P. Mansfield
President and Chief Executive Officer

5 Market Street
Amesbury, Massachusetts 01913
(978) 388-0050

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE
3:30 p.m. on May 17, 2018
PLACE
Blue Ocean Event Center
4 Oceanfront North
Salisbury, Massachusetts 01952
ITEMS OF BUSINESS
(1)
To elect three directors.

(2)
To ratify the selection of Whittlesey PC as our independent registered public accounting firm for fiscal year 2018.

(3)
To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE
To vote, you must have been a shareholder at the close of business on April 6, 2018.
PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.
Kimberly Scholtz
Corporate Secretary
April 17, 2018

Provident Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Bancorp, Inc. (the “Company”) to be used at the annual meeting of shareholders of the Company. The Company is the holding company for The Provident Bank. The annual meeting will be held at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts 01952 on May 17, 2018 at 3:30 p.m., local time. This proxy statement and the enclosed proxy card are being mailed to shareholders of record on or about April 17, 2018.
Voting and Proxy Procedure
Who Can Vote at the Meeting
You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on April 6, 2018. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote.
As of the close of business on April 6, 2018, there were [outstanding shares] shares of Company common stock outstanding for voting purposes. Each share of common stock has one vote. The Company’s Articles of Organization provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares, are not entitled to any vote in respect of the shares held in excess of the 10% limit. This limit does not apply to Provident Bancorp, the Company’s mutual holding company parent.
Attending the Meeting
If you were a shareholder as of the close of business on April 6, 2018, you may attend the meeting. However, if your shares of Company common stock are held by a broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker or other nominee who holds your shares.
Quorum and Vote Required
A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In voting to ratify the appointment of Whittlesey PC as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

Voting by Proxy
The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. You may also vote by telephone or internet, as indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you:
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vote for each of the nominees for director; and

•
vote for ratification of the appointment of Whittlesey PC as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named on the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. The Company does not currently know of any other matters to be presented at the meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
If your Company common stock is held in street name, you will receive instructions from your broker or other nominee that you must follow to have your shares voted. Your broker or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker or other nominee that accompanies this proxy statement.
Participants in the ESOP and 401(k) Plan
If you participate in The Provident Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form that reflects all shares you may direct the trustee to vote on your behalf under the plan. Under the terms of the ESOP, the ESOP trustee will vote all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.
Under the terms of the SBERA 401(k) Plan as Adopted by The Provident Bank (the “401(k) Plan”), the plan administrator, Thomas Forese, Jr., President of SBERA, will vote all shares of Company common stock in the Provident Bancorp, Inc. stock account. The plan administrator has a fiduciary obligation to vote the shares of Company common stock solely in the best interests of 401(k) plan participants and beneficiaries.
The deadline for returning your ESOP Vote Authorization Form, and the telephonic and internet voting cutoff for providing your ESOP vote authorization, is May 10, 2018 at 11:59 p.m. Eastern time.
If you have any questions about voting under the ESOP, please contact Carol Houle, Executive Vice President and Chief Financial Officer, at (978) 834-8534.
References to our Website Address
References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Corporate Governance
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Code of Ethics for Senior Officers
Provident Bancorp, Inc. has adopted a Code of Ethics for Senior Officers that applies to Provident Bancorp, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.theprovidentbank.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.
The Company has also established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.
Meetings of the Board of Directors
The Company conducts business through meetings of its Board of Directors and through activities of its committees. During 2017, the Board of Directors of Provident Bancorp, Inc. held 8 meetings (not including committee meetings) and two additional meetings of our independent directors. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the committees on which such director served (held during the period for which the director has served as a director or committee member, as appropriate).
Committees of the Board of Directors
The following table identifies our Audit, Compensation and Nominating and Corporate Governance committees and their members. All members of each committee are independent in accordance with the listing rules of the Nasdaq Stock Market, Inc. The Company also maintains an Executive Committee as a standing committee. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available in the “About Us — Investor Relations — Corporate Overview — Corporate Governance” section of the Company’s website, www.theprovidentbank.com.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John K. Bosen		X	X
Frank G. Cousins, Jr.	X	X	X*
James A. DeLeo	X
Lisa DeStefano		X*	X
Laurie H. Knapp	X*	X	X
Richard L. Peeke	X
Arthur Sullivan		X	X
Number of Committee Meetings in 2017	6	6	3

*
Denotes Chairperson

Audit Committee.   Pursuant to Provident Bancorp, Inc.’s Audit Committee Charter, the Audit Committee oversees the Company’s accounting and reporting practices and assists the Board of Directors in fulfilling its oversight responsibilities for the Company’s system of internal controls and the Company’s process for monitoring compliance with laws and regulations. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. In addition to meeting the independence requirements of the Nasdaq Stock Market, Inc., each member of the Audit Committee meets the audit committee independence requirements of the Securities and Exchange Commission. The Board of Directors has determined that Laurie H. Knapp qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”
Compensation Committee.   Pursuant to Provident Bancorp, Inc.’s Compensation Committee Charter, the Compensation Committee approves the overall compensation philosophy for the Company and The Provident Bank and establishes or recommends to the full Board of Directors the compensation for our Chief Executive Officer and other executive officers. The Compensation Committee establishes subjective and objective criteria relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates performance in light of those criteria, and approves or recommends to the full Board of Directors compensation levels based on this evaluation. Our Chief Executive Officer makes recommendations as to the appropriate mix and level of compensation for other executive officers to the Compensation Committee. In making his recommendations, the Chief Executive Officer considers the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee, but our Chief Executive Officer does not participate in discussions related to his compensation or the Committee’s review of any documents related to the determination of his compensation.
The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position. Comparative salaries paid by other financial institutions are also considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by an independent benefit consultant, Arthur Warren Associates, using surveys prepared by trade groups and financial institution associations. The benefit consultant also researched 19 publicly traded companies and the latest proxy statements filed with the Securities and Exchange Commission, and identified a peer group with executive positions similar to the Company. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level and ability and knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight. During 2017, the Compensation Committee also engaged Pearl Meyer & Partners, LLC to provide assistance in establishing a peer group for 2018, in establishing a short-term incentive plan for 2018 and with respect to executive compensation.
Nominating and Corporate Governance Committee.   Pursuant to Provident Bancorp, Inc.’s Nominating and Corporate Governance Committee Charter, the Company’s Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing, recommending and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of shareholders. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Nominating and Corporate Governance Committee Procedures.”
Risk Oversight
The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with such areas. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.
Attendance at the Annual Meeting
The Board of Directors encourages each director to attend annual meetings of shareholders. All of our then-current directors attended the 2017 annual meeting of shareholders.
Board Leadership Structure
Our Board of Directors is chaired by John K. Bosen, who is a non-management director. An independent chair ensures a greater role for the independent directors in the oversight of Provident Bancorp, Inc. and The Provident Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.
To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:
•
a majority of independent Board of Directors;

•
periodic meetings of the independent directors; and

•
annual performance evaluations of the Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.
Stock Ownership
The following table provides information as of April 6, 2018, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. The percentage is based on 9,628,496 shares of Company common stock outstanding for voting purposes as of April 6, 2018.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Provident Bancorp 5 Market Street Amesbury, Massachusetts 01913	5,034,323	52.3%
The following table provides information as of April 6, 2018 about the shares of Provident Bancorp, Inc. common stock that may be considered to be beneficially owned by each director, nominee and named executive officer as of April 6, 2018 and all directors, nominees and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power, or which he or she has the right to acquire beneficial ownership at any time within 60 days after April 6, 2018. Unless otherwise indicated, none of the shares listed are pledged as collateral for a loan, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based on [outstanding shares] shares of Company common stock outstanding for voting purposes as of April 6, 2018.

Name	Number of Shares Owned	Percent of Common Stock Outstanding
Directors
John K. Bosen	25,921(1)	*
Frank G. Cousins, Jr.	9,936(2)	*
James A. DeLeo	7,400(3)	*
Lisa DeStefano	9,306(4)	*
Jay E. Gould	22,306(5)	*
Laurie H. Knapp	17,760(6)	*
Richard L. Peeke	12,006(7)	*
David P. Mansfield	87,231(8)	*
Arthur Sullivan	17,306(9)	*
Charles F. Withee	65,152(10)	*
Named Executive Officer Who Is Not Also a Director
Carol L. Houle	46,410(11)	*
All directors and executive officers as a group (11 persons)	320,734	3.33%

*
Less than 1%.

(1)
Includes 8,615 shares held by Mr. Bosen’s spouse, 3,897 shares of unvested restricted stock over which the individual has voting control and 2,435 exercisable stock options.

(2)
Includes 1,180 shares held in an individual retirement account, 100 shares held as custodian, 3,897 shares of unvested restricted stock over which the individual has voting control and 2,435 exercisable stock options.

(3)
Includes 3,897 shares of unvested restricted stock over which the individual has voting control and 2,435 exercisable stock options.

(4)
Includes 3,897 shares of unvested restricted stock over which the individual has voting control and 2,435 exercisable stock options.

(5)
Includes 3,897 shares of unvested restricted stock over which the individual has voting control and 2,435 exercisable stock options.

(6)
Includes 3,897 shares held in an individual retirement account, 3,500 shares held by Ms. Knapp’s spouse, 3,897 shares of unvested restricted stock over which the individual has voting control and 2,435 exercisable stock options.

(7)
Includes 3,897 shares of unvested restricted stock over which the individual has voting control and 2,435 exercisable stock options.

(8)
Includes 15,000 shares held in a 401(k) plan, 4,255 held in an individual retirement account, 1,951 shares allocated shares under the ESOP, 35,715 shares of unvested restricted stock over which the individual has voting control, 5,758 shares held by Mr. Mansfield’s spouse and 22,320 exercisable stock options.

(9)
Includes 3,897 shares of unvested restricted stock over which the individual has voting control and 2,435 exercisable stock options.

(10)
Includes 3,000 shares held in an individual retirement account, 15,000 shares held in a 401(k) plan, 1,951 shares allocated under the ESOP, 24,108 shares of unvested restricted stock over which the individual has voting control and 15,066 exercisable stock options.

(11)
Includes 15,733 shares held in a 401(k) plan, 1,947 shares allocated under the ESOP, 15,950 shares of unvested restricted stock over which the individual has voting control and 9,968 exercisable stock options.

Proposal 1 — Election of Directors
The Board of Directors of Provident Bancorp, Inc. is composed of ten members. The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are Frank G. Cousins, Jr., Arthur Sullivan and Charles F. Withee, each of whom is being nominated for a three-year term and until their successors shall have been elected and qualified. Each nominee is a current director of the Company.
The Board of Directors has determined that each of our directors and nominees, with the exception of directors Mansfield and Withee, is “independent” as defined in, and for purposes of satisfying the listing standards of, the Nasdaq Stock Market, Inc. Directors Mansfield and Withee are not independent because each is an executive officer of Provident Bancorp, Inc.
In determining the independence of our directors, the Board of Directors considered the following relationships between The Provident Bank and our directors and officers, which are not required to be reported under “— Transactions With Certain Related Persons” below. Bosen & Associates, P.L.L.C., of which Director John K. Bosen is a partner and owner, received legal fees of  $26,451 from The Provident Bank in 2017. DeStefano Architects, of which Director Lisa DeStefano is the Principal Architect, received fees of  $17,719 for architectural services during 2017. The Provident Bank has made loans to the following directors or their related entities: John K. Bosen, line of credit and term loan; Lisa B. DeStefano, line of credit; Jay E. Gould, residential mortgage, commercial real estate loans, term loans and commercial lines of credit; Laurie H. Knapp, commercial real estate loan and residential mortgage loan; Arthur Sullivan, commercial real estate loan, line of credit and demand note; and Richard L. Peeke, home equity line of credit. The Provident Bank also provides overdraft lines of credit to all of its directors.
It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. Except as indicated herein, there are no arrangements or understandings between the nominees and directors continuing in office and any other person pursuant to which such persons were selected.
The Board of Directors recommends a vote “FOR” the election of all nominees.
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each biography is as of December 31, 2017. The address for each director and executive officer is 5 Market Street, Amesbury, Massachusetts 01913.
All of the nominees and directors continuing in office are long-time residents of the communities served by the Company and its subsidiaries and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in the Company’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. As a community banking institution, the Company believes that the local knowledge and experience of its directors assists the Company in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and in assessing the risks inherent in its lending operations. As local residents, our nominees and directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists the Company in structuring its marketing efforts and community outreach programs.

Nominees for Election of Directors
The nominees standing for election are:
Frank G. Cousins, Jr., age 59, is the President of the Greater Newburyport Chamber of Commerce. In 2016, Mr. Cousins retired as the Sheriff of Essex County, Massachusetts where he served for 20 years. Mr. Cousins’ years of service as a law enforcement officer in our community provides valuable insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations. Director of The Provident Bank since 2003.
Arthur Sullivan, age 59, is Principal Partner of Brady Sullivan Properties based in Manchester, New Hampshire. Mr. Sullivan is a 39-year commercial and real estate industry veteran. A licensed Real Estate Broker, Mr. Sullivan has become one of New England’s largest developer of affordable commercial and residential real estate. Under his leadership, Brady Sullivan has successfully procured and managed a diverse portfolio of over four million square feet of mill, office and industrial space, over 2,000 residential units and over 5,000 condominium conversions throughout New England and Florida. Mr. Sullivan is the recipient of the 2013 Commerce Citizen of the Year Award from the Manchester Chamber of Commerce, and has served as a corporator of Provident Bancorp since 2008. Mr. Sullivan provides the Board of Directors with significant knowledge of commercial real estate as well as experience in managing a large business in Southern New Hampshire. Director of The Provident Bank since 2016.
Charles F. Withee, age 55, is The Provident Bank’s President and Chief Lending Officer, positions he has held since May 2013. Mr. Withee joined The Provident Bank as Senior Lender in 2004, and has nearly 30 years of commercial banking experience in Massachusetts and New Hampshire. Director of The Provident Bank since 2013.
Directors Continuing in Office
The following directors have terms ending in 2019:
John K. Bosen, age 53, is an attorney and owner of Bosen & Associates, P.L.L.C., located in Portsmouth, New Hampshire, which he founded in 2004. Mr. Bosen’s practice focuses in the areas of business law, real estate, and litigation. He is a member of both the New Hampshire and Massachusetts Bar Associations. He is also admitted to practice before the United States District Court, District of New Hampshire, and the United States Court of Appeals for the First Circuit. Mr. Bosen’s experience as an attorney assists the Board of Directors in analyzing and addressing the legal requirements of Provident Bancorp, Inc. and The Provident Bank, including any litigation matters. Director of The Provident Bank since 2008.
David P. Mansfield, age 56, has served as the President and Chief Executive Officer of Provident Bancorp, Inc. and Chief Executive Officer of The Provident Bank since May 2013, having joined The Provident Bank as Chief Financial Officer in 2001. Mr. Mansfield previously worked as a bank examiner for both the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, and is a Chartered Financial Analyst. Mr. Mansfield’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors, and alignment on corporate strategy. Director of The Provident Bank since 2013.
Lisa DeStefano, age 54, is the Principal Architect and Founder of DeStefano Architects. A LEED certified and registered architect in New Hampshire, Maine, Massachusetts and Connecticut, Ms. DeStefano has been a practicing architect since 1983 and founded DeStefano Architects in 1995. Her design work has won multiple awards including the 2016 AIANH Excellence in Architecture People’s Choice Award and in 2015 her firm was named one of the fastest growing women-led companies in Boston by Inc. 5000. Ms. DeStefano was awarded the 2015 Business Excellence Award in the Real Estate and Construction category from New Hampshire Business Review magazine. Ms. DeStefano’s experience provides the Board of Directors with extensive knowledge of real estate and business matters, and she is well-known in our New Hampshire seacoast market area. Director of The Provident Bank since 2013.

Jay E. Gould, age 64, is the founder of Flatbread Company, a clay-oven restaurant specializing in all-natural, wood-fired pizza, salads and desserts. Founded in Amesbury, Massachusetts in 1998, Flatbread Company has grown into 15 restaurants with locations in New England, Hawaii and British Columbia. Mr. Gould has extensive developmental and operational experience developing a distinct and unique brand within the full-service restaurant market. Mr. Gould also owned and operated a successful family insurance business in Amesbury, Massachusetts from 1977 until its sale in 2015. As a business owner and entrepreneur, Mr. Gould offers a valuable perspective on developing a successful business as well as the challenges and risks an organization may face as it grows its product offerings and markets into new areas. Director of The Provident Bank since 1995.
The following directors have terms ending in 2019:
James A. DeLeo, age 52, is a certified public accountant and the leading Partner at Gray, Gray & Gray, where he also co-chairs the Merger & Acquisition Practice Group. He has more than 25 years of experience and an educational background in entrepreneurial finance, making him a key contributor to fundless sponsors, search funds and larger private equity firms with established funds, all of which seek his advice when acquiring target companies in the middle market. Mr. DeLeo also works closely with private equity and mezzanine lenders. Mr. DeLeo’s educational and professional experience assist the Board of Directors in assessing our accounting practices, tax matters and operational needs, as well as providing knowledge of and access to the capital markets and advice with respect to mergers and acquisitions. Director of The Provident Bank since 2017.
Laurie H. Knapp, age 60, is a certified public accountant and sole owner of Laurie H. Knapp CPA PC, an accounting firm located in Amesbury, Massachusetts. Ms. Knapp specializes in personal and corporate taxes. Her experience as a certified public accountant assists the Board of Directors in assessing our accounting practices and tax matters. Director of The Provident Bank since 1998.
Richard L. Peeke, age 73, is a former insurance executive who retired in 2007 after 41 years of experience in the insurance industry. Mr. Peeke’s experience as an insurance adjuster, including as a National General Adjuster at American International Group (AIG), gives him unique insights into our challenges, opportunities and operations in the insurance products field and with respect to our insurance needs. Director of The Provident Bank since 1990.

Proposal 2 — Ratification of Independent
Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Whittlesey PC to be the Company’s independent registered public accounting firm for the 2018 fiscal year, subject to ratification by shareholders. A representative of Whittlesey PC is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Whittlesey PC as the Company’s independent registered public accounting firm.
Audit Fees
The following table sets forth the fees paid by the Company for the years ended December 31, 2017 and 2016 to Whittlesey PC.
	2017	2016
Audit fees	$85,300	$112,520
Audit-related fees	$12,000	$10,000
Tax fees	$—	$—
All other fees	$—	$—
Audit fees relate to the audit of the Company’s annual consolidated financial statements, and review of the financial statements included in the Company’s quarterly reports on Form 10-Q. Audit-related fees pertain to the audits of the Company’s 401(k) Plan.
Pre-Approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval can be given either by approving an engagement in advance or pursuant to a pre-approval policy with respect to particular services. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.
During the years ended December 31, 2017 and 2016, 100% of audit and other services provided by Whittlesey PC were approved, in advance, by the Audit Committee.

Audit Committee Report
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of Whittlesey PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
Audit Committee of the Board of Directors of Provident Bancorp, Inc.
Laurie H. Knapp (Chair)
Frank G. Cousins, Jr.
Richard L. Peeke
James A. Deleo

Information about Executive Officers
The following provides information regarding our executive officer as of December 31, 2018, who is not a director of the Company.
Carol L. Houle, age 47, is Executive Vice President and Chief Financial Officer of Provident Bancorp, Inc. and The Provident Bank. Ms. Houle is a Certified Public Accountant, and joined The Provident Bank in September 2013. Previously, Ms. Houle was a partner at the accounting firm of Shatswell, MacLeod & Company, P.C., where she worked for 17 years.
Executive Compensation
Summary Compensation Table
The table below summarizes, for the years ended December 31, 2017 and 2016, the total compensation paid to, or earned by, Mr. Mansfield, who serves as The Provident Bank’s Chief Executive Officer, Mr. Withee, who serves as The Provident Bank’s President and Chief Lending Officer, and Ms. Houle, who serves as The Provident Bank’s Executive Vice President and Chief Financial Officer. We refer to these individuals as “Named Executive Officers.”
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David P. Mansfield Chief Executive Officer	2017	458,920	30,000	—	—	170,397	51,578	710,895
	2016	412,000	—	776,806	563,348	184,164	47,474	1,983,792
Charles F. Withee President and Chief Lending Officer	2017	344,190	18,000	—	—	100,641	50,915	513,746
	2016	309,000	—	524,349	378,910	107,316	47,880	1,367,455
Carol L. Houle Executive Vice President and Chief Financial Officer	2017	240,200	10,000	—	—	59,535	41,915	351,650
	2016	230,000	—	346,782	250,700	68,126	30,382	925,990

(1)
Reflects discretionary cash bonuses.

(2)
Reflects the aggregate grant date fair value of restricted stock awards granted during the applicable year. The assumptions used in the valuation of these awards are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission.

(3)
Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission.

(4)
Represents cash incentives earned under The Provident Bank Executive Annual Incentive Plan. See “— Executive Annual Incentive Plan” for further details.

(5)
The amounts reflect what we have paid to, or reimbursed, the applicable Named Executive Officer for various benefits we provide. A break-down of the various elements of compensation in this column for the year ended December 31, 2017 is set forth in the table immediately below.

All Other Compensation
Name	Year	Employer Matching Contribution To 401(k) Plan(a) ($)	Allocations Under Employee Stock Ownership Plan(b) ($)	Long-Term Disability Premiums ($)	Car Allowance ($)	Total ($)
David P. Mansfield	2017	15,900	21,503	4,175	10,000	51,578
Charles F. Withee	2017	14,412	21,503	—	15,000	50,915
Carol L. Houle	2017	14,412	21,503	—	6,000	41,915

(a)
Represents the matching contributions made by The Provident Bank to the Named Executive Officer’s 401(k) plan account for the plan year.

(b)
Represents the approximate value of shares allocated to the individual’s Employee Stock Ownership Plan account for the year ended December 31, 2017, using the Company’s stock price as of December 31, 2017.

Employment Agreements
The Provident Bank has entered into employment agreements with Messrs. Mansfield and Withee and Ms. Houle. The employment agreements with Messrs. Mansfield and Withee have terms of three years. The employment agreement with Ms. Houle has a term of two years. Beginning as of January 1, 2016, and continuing as of each January 1 thereafter, the disinterested members of the Board of Directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreements for an additional year or determine not to extend the term of any of the agreements.
The employment agreements provide Messrs. Mansfield and Withee and Ms. Houle with current base salaries of  $480,000, $360,000 and $270,000, respectively. The Provident Bank may increase the base salaries from time to time. In addition to base salaries, the executives are entitled to participate in any employee benefit plans and bonus programs in effect from time to time for senior executives of The Provident Bank. The Provident Bank will also reimburse the executives for all reasonable business expenses incurred by them in the performance of their duties and responsibilities.
In the event of an executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his or her resignation for “good reason,” in either case prior to the attainment of age 65, he or she will receive a severance payment equal to three times (in the case of Messrs. Mansfield and Withee) or two times (in the case of Ms. Houle) the sum of  (i) his or her base salary then in effect and (ii) his or her “Annual Bonus.” For purposes of the employment agreements, the term “Annual Bonus” means the average of the aggregate bonuses paid (or accrued, but not yet paid) to the executive for the three calendar years immediately preceding the termination of employment. The Provident Bank will make the payments in 12 monthly installments, unless the termination of employment occurs within two years of a change in control, in which case The Provident Bank will make the payment in a lump sum at the time of the termination of employment. In addition, the executives will be entitled to receive from The Provident Bank continued life insurance and non-taxable medical and dental insurance coverage through the then remaining unexpired term of the agreement and all outstanding awards under The Provident Bank Amended and Restated Long-Term Incentive Plan will become immediately and fully vested. Under the employment agreements, the term “good reason” includes: (i) the failure of the Board of Directors to elect or continue to employ the executive in his or her current position or a material reduction in the executive’s authority, duties or responsibilities; (ii) a reduction in the executive’s base salary; or (iii) a material breach of any provision of the agreement that is not cured within 30 days of notice of the breach from the executive.

In addition, the term “good reason” includes, if the event occurs within two years following a change in control: (i) a relocation of his or her principal place of employment by more than ten miles; (ii) the failure of The Provident Bank to continue to provide the executive with certain employee benefits substantially similar to those available to the executive prior to the change in control; or (iii) the failure of The Provident Bank to obtain a satisfactory agreement from any successor to assume and honor the employment agreement.
In addition, should The Provident Bank terminate an executive’s employment following the executive becoming disabled, The Provident Bank will continue to pay the executive his or her base salary from the date of the termination of employment until the earlier of: (i) the expiration of 180 days; (ii) the date on which long-term disability benefits are payable to the executive under any plan covering employees of The Provident Bank; (iii) the executive’s death; or (iv) the date the term of the employment agreement expires. If at the end of 180 days, the executive is not yet receiving disability payments under a plan covering employees of The Provident Bank, The Provident Bank will continue to pay the executive his or her base salary at a rate of 60% until the earlier of: (i) the date he or she becomes entitled to disability benefits under such a plan; (ii) his or her death; or (iii) the expiration of the term of the employment agreement. In the event of the death of any of the executives, The Provident Bank will pay his or her beneficiaries the base salary the executive would have earned for six months following his or her death, and his or her family will continue to receive medical coverage for one year at the same out-of-pocket expense that the executive paid prior to his or her death.
If the executive voluntarily terminates employment on account of his or her “retirement” (that is on or after attaining age 62 for Messrs. Mansfield and Withee, or 65 for Ms. Houle), the executive will be entitled to continue to receive medical benefits at the same level in effect on, and on the same out-of-pocket cost to the executive as of, his or her termination of employment for a period of one year. The executive will not be entitled to any severance benefits under the employment agreement if The Provident Bank terminates the executive’s employment for “cause” (as defined under the employment agreement).
Upon any termination of employment that would entitle an executive to a severance payment (other than a termination in connection with a change in control), the executive will be required to adhere to one-year non-competition and non-solicitation covenants.
Executive Annual Incentive Plan
The Provident Bank has adopted The Provident Bank Executive Annual Incentive Plan, which is designed to align the interests of the executives of The Provident Bank with the overall performance of The Provident Bank and Provident Bancorp, Inc.
Employees selected by the Compensation Committee, which include the Named Executive Officers, are eligible to participate in the plan. For each plan year (which is the calendar year), the Compensation Committee determine the annual bonus award amount, designated as a percentage of base salary, and the performance objectives that must be satisfied for the participant to receive the annual bonus award. The specific performance objectives will be determined annually by the Compensation Committee, but generally include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to The Provident Bank. Each performance objective will specify level of achievements at “threshold,” “target” and “maximum” levels and will be weighted by priority as a percentage of the total annual bonus award payable to the participant.
The bank-wide performance objectives for 2017 focused on the following metrics, with different metrics selected for different Named Executive Officers: (i) return on equity, (ii) net interest income on a fully tax equivalent basis to average earning assets, (iii) non-current loans plus other real estate owned to total loans plus other real estate owned, (iv) efficiency ratio, (v) core deposit growth and (vi) net loan growth. Each performance objective was assigned a percentage weight to reflect its importance and the Named Executive Officer’s direct impact in meeting the performance objective.

For 2017, peer group target results, and The Provident Bank’s results were as follows:
Item	Peer Target Results	The Provident Bank Adjusted Results
Return on equity	7.15%	7.38%
Net interest income on a fully tax equivalent basis to average earning assets	4.00%	3.33%
Non-current loans plus other real estate owned to total loans plus other real estate owned	0.73%	1.20%
Efficiency ratio	73.78%	64.95%
Core deposit growth	8.27%	18.54%
Net loan growth	8.05%	18.08%
Based on these results, Messrs. Mansfield and Withee, and Ms. Houle, earned an annual incentive award for the year ended December 31, 2017 equal to 37.13% of base salary, 29.15% of base salary and 24.70% of base salary, respectively.
The bank-wide performance objectives for 2016 focused on the following metrics, with different metrics selected for different Named Executive Officers: (i) adjusted net operating income (net operating income after taxes and securities gains or losses, plus the provision for loan losses, less net loan losses, divided by average assets), (ii) net interest income on a fully tax equivalent basis to average earning assets, (iii) non-current loans plus other real estate owned to total loans plus other real estate owned, (iv) efficiency ratio, (v) core deposit growth and (vi) net loan growth. Each performance objective was assigned a percentage weight to reflect its importance and the Named Executive Officer’s direct impact in meeting the performance objective.
For 2016, peer group target results, and The Provident Bank’s results were as follows:
Item	Peer Target Results	The Provident Bank Adjusted Results
Adjusted net operating income	0.77%	0.93%
Net interest income on a fully tax equivalent basis to average earning assets	3.29%	3.72%
Non-current loans plus other real estate owned to total loans plus other real estate owned	0.63%	0.25%
Efficiency ratio	74.02%	67.74%
Core deposit growth	12.42%	13.58%
Net loan growth	9.02%	13.32%
Based on these results, Messrs. Mansfield and Withee, and Ms. Houle, earned an annual incentive award for the year ended December 31, 2016 equal to 44.70% of base salary, 34.73% of base salary and 29.62% of base salary, respectively.
The annual bonus award will be payable to each participant in a cash lump sum within 2.5 months following the end of each plan year, to the extent the performance objectives are determined to be satisfied by the Compensation Committee.
Benefit Plans
401(k) Plan.   The Provident Bank currently maintains a tax-qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees who have attained age 21 are eligible to participate in the 401(k) Plan, provided, however that the employee must complete one year of service to be eligible to receive a safe harbor matching contribution or discretionary profit sharing contribution from The Provident Bank.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2017, the pre-tax deferral contribution limit is $18,000 provided, however, that a participant over age 50 may contribute, on a pre-tax basis, an additional $6,000 to the 401(k) Plan (subject to applicable cost-of-living adjustments in future years). In addition to salary deferral contributions, the 401(k) Plan provides that The Provident Bank will make a safe harbor matching contribution to each participant’s account equal to 100% of the participant’s contribution, up to a maximum of 6% of the participant’s compensation earned during the plan year. A participant is always 100% vested in his or her salary deferral contributions and safe harbor matching contributions. However, a participant will vest 100% in his or her discretionary profit sharing contributions following the completion of three years of service. Participants also become fully vested in the event of their death or disability. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options.
Participants in the 401(k) Plan are permitted to invest elective deferrals and employer matching contributions in Provident Bancorp, Inc. common stock.
Employee Stock Ownership Plan.   In connection with the stock offering in 2015, The Provident Bank implemented an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and completed one year of service begin participation in the employee stock ownership plan on the later of the first day of the next calendar month following the attainment of the eligibility requirements or the effective date of the plan, January 1, 2015.
The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 357,152 shares of Provident Bancorp, Inc. common stock. The employee stock ownership plan funded its stock purchase with a loan from Provident Bancorp, Inc. The loan will be repaid principally through The Provident Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. The interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.
The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as the loan is repaid by the employee stock ownership plan. The trustee allocates the shares released among the participants’ accounts on the basis of each participant’s proportional share of compensation relative to all participants. Participants will become 100% vested in their benefit after the completion of three years of service. Participants who were employed immediately prior to the stock offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon severance from employment. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.
Supplemental Executive Retirement Plans.   The Provident Bank has entered into supplemental executive retirement agreements (“SERPs”) with Messrs. Mansfield and Withee and Ms. Houle. Under the SERPs, each executive becomes entitled to receive a benefit following his or her separation from service other than on account of cause (as defined in the agreements). Upon a separation from service, The Provident Bank will pay a lump sum benefit to the executive equal to the actuarial equivalent of a 20-year stream of annual payments of a certain benefit percentage multiplied by the executive’s final average compensation. Under the agreements, the benefit percentage equals a certain percentage (62% for Mr. Mansfield, 60% for Mr. Withee and 20% for Ms. Houle) multiplied by a factor that represents the service of the executive through his or her attainment of age 62. Messrs. Mansfield and Withee are fully vested, while Ms. Houle is subject to a five-year cliff vesting schedule. The executives’ SERP benefits will be immediately forfeited in the event of a termination by The Provident Bank as a result of a “specially defined cause” (as such term is defined in the SERPs). The benefit percentage factor will automatically equal 62%, 60% or 20% in the event of the executive’s death or disability or upon a change in control, and Ms. Houle would also become fully vested under such circumstances. In the case of Messrs. Mansfield and

Withee, if the executive dies, or terminates employment involuntarily or with “good reason” within three years or a change in control or if the executive experiences a disability, he will become entitled to the retirement benefit he would have earned at age 62 by providing for an assumed increase in his annual compensation for each year from his separation from service, death or disability until the date he would have attained age 62. If Messrs. Mansfield or Withee experiences a disability, the benefits will be paid to them at age 62.
2016 Equity Incentive Plan.   In 2016, our Board of Directors adopted, and shareholders approved, the Provident Bancorp, Inc. 2016 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees and directors of Provident Bancorp, Inc. and its subsidiaries, including The Provident Bank, with additional incentives to promote the growth and performance of Provident Bancorp, Inc. Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 625,015 shares of Provident Bancorp, Inc. common stock pursuant to grants of restricted stock awards, restricted unit awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 446,440 (all of which may be granted as incentive stock options) and the minimum number of shares of stock that may be issued as restricted stock awards or restricted stock units is 178,575.
Outstanding Equity Awards at Year End.   The following table sets forth information with respect to outstanding equity awards as of December 31, 2017 for the Named Executive Officers.
Outstanding Equity Awards At December 31, 2017
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
David P. Mansfield	22,320	89,280	17.40	11/17/2026	35,715	944,662
Charles F. Withee	15,066	60,264	17.40	11/17/2026	24,108	637,657
Carol L. Houle	9,969	39,872	17.40	11/17/2016	15,950	421,878

(1)
Options and shares of restricted stock vest one-fifth per year beginning November 17, 2017.

(2)
Based on the closing price of our stock on December 29, 2017 of  $26.45 per share.

Director Compensation
Set forth below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2017.
Name	Fees Earned or Paid in Cash ($)	Total ($)
John K. Bosen	44,583	44,583
Frank G. Cousins, Jr.	35,250	35,250
James A. DeLeo	26,000	26,000
Lisa DeStefano	30,000	30,000
Jay E. Gould	21,500	21,500
Laurie H. Knapp	39,750	39,750
Richard L. Peeke	32,000	32,000
Arthur Sullivan	29,000	29,000
As of December 31, 2017, each of our Directors held 3,897 unvested shares of restricted stock. Restricted stock vests over a five-year period beginning November 17, 2017. In addition, each of our directors held 9,740 unvested stock options, and 2,435 vested stock options. Stock options have an exercise price of  $17.40 and vest over a five-year period beginning November 17, 2017.
In 2017, each director (other than the Chairman of the Board) received a $12,000 retainer fee and $1,250 for each board meeting attended. The Chairman of the Board received a $45,000 annual retainer. The Chair of the Audit Committee received a $7,000 retainer and the Committee members received $750 per meeting. All other committee chairs received a $2,500 retainer and the committee members received $750 per meeting. The Risk Committee members received a $1,500 retainer. Directors who are also employees are not compensated for serving as directors.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that President and Chief Executive Officer David Mansfield and Executive Vice President and Chief Financial Officer Carol Houle filed a late Form 4 to report the withholding of shares to pay for tax liabilities, and that each of the Company’s directors and executive officers otherwise complied with applicable reporting requirements for transactions in Provident Bancorp, Inc. common stock during the year ended December 31, 2017.

Transactions with Certain Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as The Provident Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2017, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to The Provident Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2017, and were made in compliance with federal banking regulations.
Pursuant to Provident Bancorp, Inc.’s Policy and Procedures for Approval of Related Persons Transactions, the Audit Committee periodically reviews, at least twice a year, a summary of Provident Bancorp, Inc.’s transactions with directors and executive officers of Provident Bancorp, Inc., as well as any other related person transactions, to determine whether to approve or ratify such transactions. Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of  $25,000 or 5% of Provident Bancorp, Inc.’s capital and surplus (up to a maximum of  $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to The Provident Bank’s Ethics Policy, all officers and directors must disclose their involvement in loans being made by The Provident Bank, directly or indirectly, and any bank employee may not represent The Provident Bank in any transaction where her or she has a material financial interest (including interests of relatives or personal friends).
Nominating and Corporate Governance Committee Procedures
General
It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Diversity Considerations
The Nominating and Corporate Governance Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating and Corporate Governance Committee seeks members with requisite experience as well as diverse backgrounds. As the holding company for a community bank, the Nominating and Corporate Governance Committee also seeks directors who can continue to strengthen The Provident Bank’s position in its community and can assist The Provident Bank with business development through business and other community contacts.
Procedures to be Followed by Shareholders
The Board of Directors has adopted a procedure by which shareholders may recommend nominees to the Nominating and Corporate Governance Committee. Shareholders can suggest qualified candidates for director by writing to our Corporate Secretary at 5 Market Street, Amesbury, Massachusetts 01913. Such communication must include:
•
A statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•
The name and address of the shareholder as they appear on Provident Bancorp, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•
The class or series and number of shares of Provident Bancorp, Inc.’s capital stock that are owned beneficially or of record by such shareholder and such beneficial owner;

•
A description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•
A representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the shareholder’s notice;

•
The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•
The candidate’s written consent to serve as a director;

•
A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Provident Bancorp, Inc.’s Board of Directors; and

•
Such other information regarding the candidate or the shareholder as would be required to be included in Provident Bancorp, Inc.’s proxy statement pursuant to Securities and Exchange Commission regulations.

To be timely, the submission of a candidate for director by a shareholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of shareholders. If  (i) less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a shareholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Provident Bancorp, Inc. no later than the 10th day following the day on which public disclosure of the date of the annual meeting is first made.
Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.
There is a difference between the recommendations of nominees by shareholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a shareholder. Shareholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Provident Bancorp, Inc. See “Submission of Business Proposals and Shareholder Nominations.”
Process for Identifying and Evaluating Nominees; Director Qualifications
The Nominating and Corporate Governance Committee considers the following criteria in evaluating and selecting candidates for nomination:
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Individual Strength and Character Alignment:   Directors will respectfully, judiciously and strategically operate during all interaction, both within and outside the board room; be fully committed to board meetings through attendance and active participation; be clear with the expectations that the institution has and will remain vigilant in fulfilling the requirements and respecting the parameters in the fulfillment of their role; challenge and support other directors in their pursuit of high performance; have the ability and receptiveness to discussing opposing views; directors will be able to adapt, ask questions and probe into strategic issues at the institution; understand and support the mutual holding company structure and its role in their geographic footprint; exhibit strong commitment and servitude to the institution; and directors will be an ambassador of the bank with integrity and strong ethics.

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Primary Duties and Responsibilities:   To define and advance the mission and activities of the bank; to address the interests of its customers, shareholders, employees, communities it serves and other stakeholders; to enhance the long-term value of the bank for its shareholders, stakeholders and community; facilitate strategic planning process and monitor the bank’s progress toward established strategic objectives; establish, with management, the bank’s long-term and short-term business objectives; ensure that appropriate risk management policies and internal controls are in place and functioning; review, monitor and, where appropriate, approve fundamental operating and business strategies and major corporate actions; oversee the bank’s business performance; Select, counsel and compensate the Chief Executive Officer; provide for Chief Executive Officer succession; and ensure processes are in place for maintaining the integrity of the bank in its financial reports, compliance with laws, regulations and ethics and its relationship with stakeholders, including shareholders.

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Occupational Alignment to Pursue Specific Target Market:   Directors will have recognizable success and expertise within their industry in alignment with the bank’s target market of: high impact firms; municipalities; medical facilities; and high concentration of industrial buildings for deposit growth.

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Geographic Alignment with Marketplace Footprint:   Directors will strengthen board representation within the New Hampshire marketplace served while maintaining strong presence in Amesbury, Massachusetts; live and/or work within the marketplace served; and have community impact through influence, visibility and community service in the marketplace served.

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Personal Responsibility Alignment to Governance Requirements:   A director will have a robust customer relationship with the bank and actively bring new relationships to the bank; technology proficiency and will make all attempts to utilize that knowledge in the governance of the bank as their customer base moves toward higher information technology needs; knowledgeable in the regulatory expectations and policy changes that impact the governance of the institution. This will take the form of consistent and thorough training where needed and a commitment to providing forums in which to deepen an understanding of the regulatory impact on the institution; possess strong analytical skills with a fundamental understanding of relevant financial statements; possess the ability to probe and support senior management strategically in the achievement of the strategic goals; continuously improve his or her governance skills and financial literacy; and maintain an ongoing awareness of banking issues affecting financial services and banking.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Provident Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination.
If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.
During the year ended December 31, 2017 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.
Submission of Business Proposals and Shareholder Nominations
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 16, 2018. If next year’s annual meeting is held on a date more than 30 calendar days from May 17, 2019, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws generally provides that any shareholder desiring to make a proposal for new business at a meeting of shareholders or to nominate one or more candidates for election as directors at a meeting of shareholders must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be received at the principal executive offices of the Company not less than 80 days nor more than ninety 90 days prior to the scheduled annual or special meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, the shareholder’s notice must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such meeting notice was mailed or publicly disclosed. The 2019 annual meeting of shareholders is expected to be held on May 16, 2019. For the 2019 annual meeting of shareholders, the notice would have to be received between February 15, 2019 and February 25, 2019.
A shareholder’s notice with respect to a proposal for new business shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the proposal desired to be brought before such meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, and (iii) any financial interest of the shareholder proposing such business or of any other shareholder in such proposal.
A shareholder’s notice with respect to a nomination shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of the Company’s capital shares which are beneficially owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, but not limited to, the written consent of such person to serve as a director if elected; and (b) as to the shareholder giving the notice (i) the name and address as they appear on the Company’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of the Company’s capital shares which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Company that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee.
Failure to comply with these advance notice requirements will preclude such new business or nominations from being considered at the meeting.
Nothing in this proxy statement or our Bylaws shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Any shareholder who wishes to contact our Board of Directors or an individual director may do so by writing to: 5 Market Street, Amesbury, Massachusetts 01913, Attention: Board of Directors. The letter should indicate that the sender is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Provident Bancorp, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.
Miscellaneous
The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.
The Company’s Annual Report to Shareholders has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company at 5 Market Street, Amesbury, Massachusetts 01913. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2017 as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were shareholders as of the close of business on April 6, 2018 upon written request to the Company’s Corporate Secretary at the address listed above.
Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.
Important Notice Regarding the Availability of Proxy Materials
The Company’s Proxy Statement, including the Notice of the Annual Meeting of Shareholders, and the 2017 Annual Report to Shareholders are each available on the internet at http://www.cstproxy.com/theprovidentbank/2018.
BY ORDER OF THE BOARD OF DIRECTORS
Kimberly Scholtz
Corporate Secretary
Amesbury, Massachusetts
April 17, 2018

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.PROVIDENT BANCORP, INC.PLEASE DO NOT RETURN THE PROXY CARD IF YOUARE VOTING ELECTRONICALLY OR BY PHONE.Signature_____________________________________Signature, if held jointly_____________________________________ Date_____________, 2018Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.Please markyour voteslike thisXINTERNET/MOBILE –www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.PHONE – 1 (866) 894-0536Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2018.YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailVote by Internet or Telephone - QUICK EASYREVOCABLE PROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.CONTROL NUMBER FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 1.The election as directors of the nominees listed, each for, three-year terms indicated.(1)Frank G. Cousins, Jr.(2)Arthur Sullivan(3)Charles F. Withee2.The ratification of the appointment of Whittlesey PC as independent registered public accounting firm of Provident Bancorp, Inc. for the year ending December 31, 2018.FORAGAINSTABSTAINFORWITHHOLD

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Important Notice Regarding the Availability of Proxy MaterialsThe Company’s Proxy Statement, including the Notice of the Annual Meeting ofShareholders and the 2017 Annual Report to Shareholders are each available on theInternet at http://www.cstproxy.com/theprovidentbank/2018.PROVIDENT BANCORP, INC.ANNUAL MEETING OF SHAREHOLDERSMay 17, 2018, 3:30 p.m., Local TimeREVOCABLE PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints the members of the official proxy committee of Provident Bancorp, Inc., or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 17, 2018 at 3:30 p.m., local time, at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts 01952, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” EACH OF THE LISTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS TO VOTE (1) WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR, WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND (2) MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.(Continued, and to be marked, dated and signed, on the other side)